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                                                                 EXHIBIT 4(a)(i)

                            DATED    DECEMBER, 2001

                       THE NATIONAL GRID COMPANY PLC (1)

                          NATIONAL GRID GROUP PLC (2)

                           NEW NATIONAL GRID PLC (3)

                                      And

                 THE LAW DEBENTURE TRUST CORPORATION p.l.c. (4)

                 ----------------------------------------------

                         FIRST SUPPLEMENTAL TRUST DEED

                            modifying the Trust Deed

                           dated 17th February, 1998

                 constituting up to (pound sterling)460,000,000

               4.25 per cent Unsecured Exchangeable Bond due 2008

                 ----------------------------------------------

                                 ALLEN & OVERY

                                 One New Change

                                London, EC4M 9QQ

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THIS FIRST SUPPLEMENTAL TRUST DEED is made on    DECEMBER, 2001 BETWEEN:

(1) THE NATIONAL GRID COMPANY plc, a company incorporated under the laws of England and Wales, whose registered office is at National Grid House, Kirby Corner Road, Coventry, CV4 8JY, England (the "ISSUER");

(2) NATIONAL GRID GROUP PLC, a company incorporated under the laws of England and Wales, whose registered office is at 15 Marylebone Road, London NW1 5JD, England ("NGG");

(3) NEW NATIONAL GRID PLC, a company incorporated under the laws of England and Wales, whose registered office is at 15 Marylebone Road, London NW1 5JD, England (the "SUBSTITUTED OBLIGOR"); and

(4) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the "TRUSTEE", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Bondholders.

WHEREAS:

(A) This First Supplemental Trust Deed is supplemental to the Trust Deed dated 17th February, 1998 (hereinafter called the "PRINCIPAL TRUST DEED") made between the Issuer, NGG and the Trustee and constituting an issue of up to (pound sterling)460,000,000 4.25 per cent, Unsecured Exchangeable Bonds due 2008 of the Issuer (the "BONDS"). The Principal Trust Deed provides that the Bonds are exchangeable into Shares of NGG.

(B) NGG published a Scheme of Arrangement dated on or about 10th December, 2001 (the "SCHEME") which provides for the establishment of a new holding company for the National Grid Group, being the Substituted Obligor. Further to the Scheme, NGG has asked the Trustee for its consent to the substitution in place of NGG as issuer of the Shares under the Bonds of the Substituted Obligor (the "SUBSTITUTION").

(C) By virtue of Clause 13.1 of the Principal Trust Deed, the Trustee may agree (subject as therein provided) without the consent of the Bondholders, to any modification to the Principal Trust Deed which is of a formal, minor or technical nature or to correct a manifest error or which is in its opinion not materially prejudicial to the interests of the Bondholders and by virtue of Clause 13.2(A)(a)(ii) may agree with the Issuer to the substitution in place of NGG as the issuer of the Shares under the Bonds and the Principal Trust Deed of any subsidiary or holding company of NGG. Any such modification and substitution shall be binding on the Bondholders and shall be notified by the Issuer to the Bondholders within 14 days of the Effective Date.

(D) The Issuer, NGG and the Substituted Obligor have requested the Trustee to agree to certain modifications contained hereinafter in order to reflect the Substitution.

(E) The Trustee, being of the opinion that the modifications and Substitution referred to in Recital (D) above are of a formal, minor or technical nature and/or to correct a manifest error and/or will not be materially prejudicial to the interests of the Bondholders, has agreed to such modifications and the Substitution.

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                                       2


NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.   DEFINITIONS

     SUBJECT as otherwise provided in this First Supplemental Trust Deed and unless there is anything in the subject or context inconsistent therewith, all words and expressions defined or construed in the Principal Trust Deed shall have the same meanings or constructions in this First Supplemental Trust Deed.

2.   SUBSTITUTION

     2.1 THE Trustee, the Issuer, NGG and the Substituted Obligor hereby agree pursuant to Clause 13.2(A)(a)(ii) of the Principal Trust Deed that with effect from the Effective Date (as defined in Clause 4 below) the Substituted Obligor shall be substituted in place of NGG as the issuer of the Shares under the Exchange Right and the Principal Trust Deed and accordingly shall assume all of the obligations and liabilities expressed therein to attach to NGG.

     2.2 Consequent upon Clause 2.1 and in accordance with Clause 13.2(B) of the Principal Trust Deed, the parties hereto acknowledge that NGG shall automatically with effect from the Effective Date be released from all of its obligations under the Principal Trust Deed and the Bonds.

3.   MODIFICATIONS

     3.1 The provisions of the Principal Trust Deed are modified as from the Effective Date as follows:

               (i) All references to NGG shall become references to the Substituted Obligor;

               (ii) By the deletion in Clause 16(a) thereof of the words and numbers:

                              (a)  "or NGG";

                         and

                              (b)  "185 Park Street
                                   London SE1 9DY
                                   Fax No: 0171 620 8714
                                   Attention: Treasurer"

                         and the substitution therefor in the case of (b) of the words and numbers:

                         "National Grid Group PLC
                         15 Marylebone Road
                         London NW1 5JD
                         Fax No: 020 7312 5651
                         Attention: Treasury Department";

               (iii) By the deletion in Clause 16(b) thereof of the words and numbers:

                         "Princes House
                         95 Gresham Street


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                                       3


                    London EC2V 7LY
                    Fax No: 0171 696 5261"

                    and the substitution therefor of the words and numbers:

                    "Fifth Floor
                    100 Wood Street
                    London EC2V 7EX
                    Fax No: 020 7696 5261";

          (iv)      by the insertion in Clause 16, of a new 16(c)

                    "in the case of the Substituted Obligor, to it at:-

                    15 Marylebone Road
                    London
                    NW1 5JD

                    Fax No: 020 7312 5651
                    Attention: Treasury Department"

     3.2 The Conditions set out in Schedule thereto are hereby modified as from the Effective Date as follows:

          (i) all references to NGG shall become references to the Substituted Obligor;

          (ii) by the deletion of the first paragraph of the Conditions and the substitution in place therefor of the following:

                    "The (pound sterling) 460,000,000 4.25 per cent. Unsecured Exchangeable Bonds due 2008 (the "Bonds, which expression shall in these Terms and Conditions (the "Conditions"), unless the context otherwise requires, include any Bonds issued pursuant to the over-allotment option and any further bonds issued pursuant to Clause 19 and forming a single series with the Bonds) of The National Grid Company plc (the "Issuer") constituted by a trust deed dated 17 February 1998 (the "Principal Trust Deed") made between the Issuer, The National Grid Group plc ("NGG") and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include all persons of the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds as supplemented by a supplemental trust deed dated on or about 10th December, 2001 between the Issuer, NGG, New National Grid plc ("Substituted Obligor") and the Trustee (the "First Supplemental Trust Deed", together with the Principal Trust Deed, the "Trust Deed", which expression shall wherever the context so admits include any deed supplemental thereto). The issue of the Bonds was authorised by a resolution of the board of directors of the Issuer passed on 8 January 1998 and by a committee of the board passed on 5 February 1998. The exchange of the Bonds into Shares (as defined in Condition 6(a)(v)) was authorised by a resolution of the board of directors of NGG passed on 8 January 1998 and by a committee of the board passed on 5 February 1998. The substitution of the Substituted Obligor in place of NGG as issuer of Shares under the Trust Deed was authorised by a resolution of the board of directors of the Substituted Obligor and of NGG on 7th December, 2001. The Bonds are expected to be listed on London Stock


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                                       4

           Exchange plc (the "London Stock Exchange"). The statements in these Conditions include summaries of, and are subject to, the detailed provisions of, and definitions in, the Trust Deed, the Agency Agreement (as defined below) and a deposit and custody agreement dated 17 February 1998 made between the Issuer, Marine Midland Bank as custodian (in such capacity, the "Custodian"), Marine Midland Bank as depositary (in such capacity the "Depositary"), the Registrar and the Principal Paying, Transfer and Exchange Agent (each as defined below) and the Holders and Beneficial Owners of the Global Receipts (as defined therein)(the "Deposit and Custody Agreement"). Copies of the Trust Deed, the Deposit and Custody Agreement and an agency agreement dated 17 February 1998 (the "Principal Agency Agreement") made between the Issuer, NGG, Midland Bank plc, as principal paying, transfer and exchange agent (the "Principal Paying, Transfer and Exchange Agent", which expression shall include any successor principal paying, transfer and exchange agent under the Agency Agreement), the other paying, transfer and exchange agent named therein (together with the Principal Paying, Transfer and Exchange Agent, the "Agents", which expression shall include any additional or successor paying, transfer or exchange agents under the Agency Agreement), Lloyds Bank Registrars as registrar (the "Registrar", which expression shall include any successor registrar under the Agency Agreement) and the Trustee as supplemented by a supplemental paying, transfer and exchange agency agreement dated on or about 10th December, 2001 between the Issuer, NGG, the Substituted Obligor, the Trustee, the Agents and the Registrar (the "First Supplemental Paying, Transfer and Exchange Agency Agreement", together with the Principal Agency Agreement, the "Agency Agreement") are available for inspection during normal business hours by the Bondholders at the registered office for the time being of the Trustee, which at the date hereof is at Fifth Floor, 100 Wood Street, London EC2V 7EX and at the specified office of each of the Agents. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement and the Deposit and Custody Agreement.";

    (iii) by the deletion in Condition 6(b)(ii) of the words "National Grid House, Kirby Corner Road, Coventry CV4 8JY" and the substitution therefor of the words "15 Marylebone Road, London NW1 5JD";

     (iv)  by the deletion of all words in italics within the Conditions.


4.   EFFECTIVE DATE

     This First Supplemental Trust Deed shall become effective on the date upon which an office copy of the order of the High Court of Justice sanctioning the Scheme is registered with the Registrar of Companies pursuant to sub-section (3) of section 425 of the Companies Act 1985. The Issuer will notify the Trustee at least two business days prior to the date it proposes to register the said office copy of the order.
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                                       5

5.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this First Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this First Supplemental Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

6.   NOTICE TO BONDHOLDERS

     THE Issuer covenants with the Trustee that not later than 14 days after the Effective Date it will give notice to the Bondholders of the modifications and the Substitution provided for herein in a form previously approved by the Trustee.

7.   GENERAL

(A) THE Principal Trust Deed shall with effect from the Effective Date be read and construed in conjunction with this First Supplemental Trust Deed as one document.

(B) A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by each of the Issuer, NGG and the Substituted Obligor on its duplicate thereof.

(C) This First Supplemental Trust Deed may be executed in counterparts, each of which, taken together, shall constitute one and the same First Supplemental Trust Deed and any party may enter into this First Supplemental Trust Deed by executing a counterpart.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, NGG, the Substituted Obligor and the Trustee and delivered on the date stated on page 1.
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                                       6


                                  SIGNATORIES



THE COMMON SEAL of                      )                  [GOLD SEAL]
THE NATIONAL GRID                       )
COMPANY PLC                             )
was affixed to this deed                )
in the presence of:                     )



                    Director   [SIGNATURE ILLEGIBLE]

                    Director   [SIGNATURE ILLEGIBLE]



THE COMMON SEAL of                      )                  [GOLD SEAL]
NATIONAL GRID GROUP                     )
PLC was affixed to this                 )
deed in the presence of:                )


                    Director   [SIGNATURE ILLEGIBLE]

                    Secretary  [SIGNATURE ILLEGIBLE]



EXECUTED as a deed                      )
by NEW NATIONAL GRID PLC                )
acting by          and                  )
under the authority of that company     )



                    Director              [SIGNATURE ILLEGIBLE]

                    Director/Secretary    [SIGNATURE ILLEGIBLE]



THE COMMON SEAL of                      )
THE LAW DEBENTURE TRUST                 )
CORPORATION p.l.c, was affixed          )
to this deed in the presence of:        )



                    Director

                    Authorised Signatory